UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2009

TREMONT FAIR, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10497 Town & Country Way, Suite 214
Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 785-4411

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

    On October 27, 2009, our previous independent accountant, Stark, Winter, Schenkein & Co., LLP (hereafter “SWSC”), was dismissed.

    The report of SWSC regarding Tremont Fair, Inc.’s (the “Company”) financial statements for the fiscal years ended May 31, 2009 and 2008 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company's ability to continue as a going concern.

    During the year ended May 31, 2009 and during the period from June 1, 2009 through October 27, 2009, the date of dismissal, there were no disagreements with SWSC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SWSC would have caused it to make reference to the subject matter of the disagreements in connection with its report.

    We provided SWSC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that SWSC furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and if not, stating the aspects with which it does not agree.

    Also on October 21, 2009, we engaged GBH CPAs, PC (“GBH”), independent registered accountants, as our independent accountant.

    On October 21, 2009 the Company's board of directors appointed GBH as the Company's new independent registered public accounting firm following the dismissal of SWSC. Prior to the engagement of GBH, the Company has not consulted with GBH regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that GBH concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Election of Directors

    On October 27, 2009, the Board of Directors appointed Rob Condon as a member of the Company’s Board of Directors, to serve until the earlier of the next election of directors by the shareholders, or until his death, resignation, or removal.  The appointment was made pursuant to the Bylaws of the Company, in which the Board of Directors may appoint a director to fill a vacancy on the Board until the next election of directors, or until such director’s death, resignation, or removal.  A summary of Mr. Condon’s business experience is as follows:

    Rob Condon, age 48.  Mr. Condon the founding shareholder of Condon & Company, P.C., a tax and business advisory firm serving institutional and high-net-worth individuals that he has managed since 2004.  Prior to founding Condon & Company, from 1998 to 2003, he was a partner and the Director of Tax Operations for Hein &

Associates LLP, a Denver-based public accounting firm serving middle-market public companies.  Mr. Condon has 26 years of public accounting and tax planning experience, including eight years in the Entrepreneurial Services Group of Ernst & Young as a Senior Tax Manager.  He holds a B.B.A. in Accounting from the University of Houston, and is a member of the Texas Society of Certified Public Accountants (TSCPA) and the Tax Section of the American Institute of Certified Public Accountants (AICPA).

Item 9.01 Exhibits

    16.1           Letter from the Registrant’s Former Accountant

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tremont Fair, Inc.

Date: October 29, 2009	By:	/s/ Cyrus Boga
Cyrus Boga
Chief Executive Officer